UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ARCHER-DANIELS-MIDLAND COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! ARCHER-DANIELS-MIDLAND COMPANY 2025 Annual Meeting Vote by May 7, 2025 11:59 PM ET. For shares held in a Plan, vote by May 5, 2025 11:59 PM ET. ARCHER-DANIELS-MIDLAND COMPANY ATTN: LORI GRAHAM 4666 FARIES PARKWAY DECATUR, IL 62526 V64890-P26612 You invested in ARCHER-DANIELS-MIDLAND COMPANY and it’s time to vote! This is an Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 8, 2025. Get informed before you vote View the 2025 Proxy Statement and 2024 Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 24, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here to view materials and vote without entering a control number Vote Virtually at the Meeting* May 8, 2025 8:00 a.m., Central Time Virtually at: www.virtualshareholdermeeting.com/ADM2025 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the more complete proxy materials that are available on the Internet or by mail. You may view the proxy materials online at www.ProxyVote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Voting Items Board Recommends 1. Election of Directors Nominees: 1a. M.S. Burke 1b. T. Colbert 1c. J.C. Collins, Jr. 1d. T.K. Crews 1e. E. de Brabander 1f. S.F. Harrison 1g. J.R. Luciano 1h. D.R. McAtee II 1i. P.J. Moore 1j. D.A. Sandler 1k. L.Z. Schlitz 1l. K.R. Westbrook 2. Advisory Vote on Executive Compensation. 3. Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2025. 4. Stockholder Proposal to Remove the One-Year Holding Period Requirement to Call a Special Stockholder Meeting. In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting and any adjournment(s) or postponement(s) thereof. For For For For For For For For For For For For For For Against Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V64891-P26612